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                                                                    Exhibit 23.4

                    [LETTERHEAD OF KELLER & COMPANY, INC.]

March 18, 1999



Re:  Valuation Appraisal of Indian Village Bancorp, Inc.
     Indian Village Community Bank
     Gnadenhutten, Ohio



We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Indian Village Community Bank and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form S-1 to be filed by Indian Village Bancorp, Inc. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form AC and any amendments thereto and in the notice and Application for Conversion filed by Indian Village Bancorp, Inc.

Very truly yours,

KELLER & COMPANY, INC.



by: /s/ Michael R. Keller
    -------------------------
    Michael R. Keller
    President

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                    [LETTERHEAD OF KELLER & COMPANY, INC.]


March 18, 1999


The Board of Directors
Indian Village Community Bank
100 South Walnut Street
Gnadenhutten, Ohio 44629

Re:  Subscription Rights - Conversion of Indian Village Community Bank

Gentlemen:

The purpose of this letter is to provide an opinion of the value of the subscription rights of the "to be issued" common stock of Indian Village Bancorp, Inc. (the "Corporation"), Gnadenhutten, Ohio, in regard to the conversion of Indian Village Community Bank ("Indian Village" or the "Bank") from a federal-chartered mutual savings bank to a federal-chartered stock savings bank.

Because the Subscription Rights to purchase shares of Common Stock in the Corporation, which are to be issued to the depositors of Indian Village, and the other members of the Bank and will be acquired by such recipients without cost, will be nontransferable and of short duration and will afford the recipients the right only to purchase shares of Common Stock at the same price as will be paid by members of the general public in a Direct Community Offering, we are of the opinion that:

     (1) The Subscription Rights will have no ascertainable fair market value, and;

     (2) The price at which the Subscription Rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise.

Further, it is our opinion that the Subscription Rights will have no economic value on the date of distribution or at the time of exercise, whether or not a community offering takes place.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller
President